Exhibit 10.1

2. Amendment

to the

COLLABORATION AND LICENSE AGREEMENT

entered into as of 16 December 2013 between ACELRX PHARMACEUTICALS, INC., a company organized under the laws of the State of Delaware, United States (“AcelRx”), and having a principal place of business at 351 Galveston Drive, Redwood City, CA 94063, United States, and GRÜNENTHAL GMBH, a company organized under the laws of Germany (“Grünenthal”), having its registered office at Zieglerstrasse 6, 52078 Aachen, Germany, as amended by the 1st Amendment effective as of July 17th, 2015 (collectively the “Agreement”).

1.	The parties have agreed to amend the Agreement as follows:

a.	Article 3.4 shall be renewed to read as follows:

“3.4     Joint Steering Committee Membership. The Joint Steering Committee shall consist of individuals appropriately qualified and of appropriate seniority to discuss the development, manufacturing, regulatory and commercialization activities of the Parties and shall be responsible for coordinating communications, managing the roles, responsibilities and timelines for such activities based on the Development Plan. The Joint Steering Committee shall be composed of six members, three of whom shall be nominated by AcelRx and three of whom shall be nominated by Grünenthal. Any member of the Joint Steering Committee may designate an appropriately qualified substitute to attend and perform the functions of that member at any meeting of the Joint Steering Committee. Each Party may, with the consent of the other Party, such consent not to be unreasonably withheld or delayed, invite non-member representatives of such Party to attend meetings of the Joint Steering Committee.”

2.     All capitalized terms and definitions used in this Amendment shall have the same meaning as defined in the Agreement.

3.     All other provisions of the Agreement remain unchanged.

4.     This Amendment enters into force on September 20, 2016 (“2nd Amendment Effective Date”(.

IN WITNESS WHEREOF, each Party hereto has executed or caused this Amendment to be executed on its behalf as of the 2nd Amendment Effective Date.

(Signature Page follows)

AcelRx PHARMACEUTICALS, INC.

By:	Howard B. Rosen

Name:	/s/ Howard B. Rosen

Title:	CHIEF EXECUTIVE OFFICER

GRÜNENTHAL GMBH

By:	Dott. Alberto Grua

Name:	/s/Dott. (Dr.) Alberto Grua

Title:	CHIEF COMMERCIAL OFFICER EU, NA AND GLOBAL OPERATIONS Member of the Corporate Executive Board

By:	RALF RADERMACHER

Name:	/s/ RALF RADERMACHER

Title:	SENIOR VICE PRESIDENT CORPORATE DEVELOPMENT AND LICENSING